UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

1347 CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road, 6th Floor, Itasca IL 60143

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 700-8064

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On March 23, 2016, 1347 Capital Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company and Limbach Holdings LLC (“Limbach”) and FdG HVAC LLC, a Delaware limited liability company (“FdG”), solely in its capacity as the Limbach Holders’ Representative under the Merger Agreement, providing for the merger of a newly formed subsidiary of the Company (“Merger Sub”) with and into Limbach, with Limbach surviving the merger as a wholly-owned subsidiary of the Company. The transactions contemplated by the Merger Agreement are collectively referred to as the “Business Combination.”

On March 25, 2016, the Company entered into a Voting and Lockup Agreement (“Voting Agreement”) with FdG, which owns approximately 80% of the outstanding membership interests of Limbach, pursuant to which, among other things, FdG has agreed to vote its Limbach membership interests in favor of approval of the Merger Agreement and the transactions contemplated thereby.

Concurrently with the signing of the Merger Agreement, the Company and Limbach’s current chief executive officer, Charles A. Bacon, III, entered into an Employment Agreement (the “Employment Agreement”), providing for employment of Mr. Bacon as the chief executive officer of the Company following the Business Combination.

Merger Agreement

The Merger Agreement provides for the merger of Merger Sub with and into Limbach, whereby Limbach will become a wholly-owned subsidiary of the Company (the “Merger”).

Merger Consideration

The aggregate consideration to be paid by the Company to the holders of membership interests and holders of options to acquire membership interests of Limbach will be an aggregate of $60 million, comprised of (a) between $35 million and $45 million in cash (the “Cash Consideration”), (b) between 1.5 million and 2.5 million shares of the Company’s common stock, par value $0.0001 per share (“Merger Shares”), and (c) up to 666,667 warrants to purchase one share of the Company’s common stock at an exercise price of $12.50 (“Merger Warrants”). The amount of Cash Consideration to be paid, number of Merger Shares to be issued and number of Merger Warrants to be issued (if any) to the holders of the outstanding membership interests and holders of options to acquire membership interests of Limbach will be based upon the amount of cash remaining in the trust account holding the proceeds of the Company’s initial public offering (the “Trust Account”) after giving effect to any redemptions of the Company’s shares of common stock in connection with the stockholder vote to approve the Business Combination.

All options to purchase membership interests of Limbach then outstanding will be settled for a mixture of the Cash Consideration, Merger Shares and Merger Warrants, if any. Limbach optionholders may elect to be substantially cashed-out (the “Cash-out Optionholders”) or participate pro rata with the holders of Limbach membership interests to the extent of the implied value of the membership interests underlying the options (the “Participating Optionholders”). Options held by Cash-out Optionholders will be converted into the right to receive (a) an amount of cash equal to the aggregate implied value of the membership interests underlying such options (assuming the full exercise of all outstanding Limbach options for cash), less the exercise price of such options, less $1,000, and (b) 100 Merger Shares, each with a nominal value of $10.00 per share. Options held by Participating Optionholders will be converted into the right to receive (x) a pro rata share of the Merger Shares remaining after subtracting the aggregate number of Merger Shares issued to the Cash-out Optionholders, (y) an amount of cash equal to the aggregate implied value of the membership interests underlying such options (assuming the full exercise of all outstanding Limbach options for cash), less the exercise price of such options, less the aggregate nominal value of Merger Shares issued to such Participating Optionholder (provided that such amount shall not be negative), and (z) a pro rata share of the Merger Warrants, if any.

All outstanding membership interests of Limbach then outstanding will be converted into the right to receive (a) a pro rata share of the Cash Consideration remaining after subtracting the cash amounts paid to the Cash-out Optionholders and the Participating Optionholders, (b) a pro rata share of the Merger Shares remaining after subtracting the aggregate number of Merger Shares issued to the Cash-out Optionholders, and (c) a pro rata share of the Merger Warrants.

The Merger Agreement provides that the Company will file a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) registering the Merger Shares under the Securities Act of 1933, as amended (the “Securities Act”). The first 1.5 million Merger Shares issued to the Limbach equityholders will be subject to certain restrictions on transfer for a period of time following the closing of the Merger, which are described in greater detail in the Merger Agreement.

Potential Issuance of Preferred Stock

In addition, the Company has agreed to issue and sell to 1347 Investors LLC (“Sponsor”), its affiliates or other investors identified by the Sponsor, up to $10 million of shares of the Company’s Class A Preferred Stock (“Preferred Stock”) in the event that redemptions of shares of the Company’s common stock in connection with the stockholder vote to approve the Business Combination reduce the funds held in the Trust Account to less than $42.9 million.

The Preferred Stock will be mandatorily redeemable at par on the six-year anniversary of the date of issuance, will pay a cumulative dividend at a rate of 8% per annum for each of the three years following issuance, 10% per annum for each of the following two years, and 12% per annum thereafter, payable in equal installments, and will have a liquidation preference of $25.00 per share. Each share of Preferred Stock will be convertible at the holder’s election into 2.00 shares of the Company’s common stock, par value $0.0001 per share, representing a conversion price of $12.50 per share.

With respect to the payment of dividends and the distribution of the Company’s assets upon liquidation, dissolution or winding up, the Preferred Stock will rank senior to all other classes and series of the Company’s capital stock outstanding as of the date of issuance of the Preferred Stock, and junior to all of the Company’s future indebtedness and any equity securities that the Company may issue that by their terms rank senior to the Preferred Stock. The Company may not issue any other shares of capital stock that rank senior or pari passu to the Preferred Stock while the Preferred Stock is outstanding, unless 30% of the proceeds from such issuance is used to redeem the Preferred Stock.

Representations and Warranties

Under the Merger Agreement, each of Limbach, on one hand, and the Company, on the other hand, made customary representations and warranties for transactions of this nature. No representations or warranties made under the Merger Agreement will survive the closing.

Conditions to Completion of the Merger

Consummation of the Merger Agreement is subject to customary conditions of the respective parties, including receipt of consents of applicable third parties and governmental authorities and required stockholder approvals, including the approval of the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation.

In addition, consummation of the Merger Agreement is subject to other closing conditions, including, among others: (i) that the Registration Statement shall have been declared effective by the SEC; (ii) that there has been no material adverse effect on Limbach’s business or prospects; (iii) that the amount available to be released to the Company from the Trust Account will be no less than $20 million; (iv) that the Company or its affiliates will have debt financing from one or more sources of at least $65 million, in the aggregate, with no less than $40 million funded at the closing of the Merger; and (v) the Employment Agreement and Voting Agreement shall be in full force and effect.

Termination

The Merger Agreement may be terminated under certain limited circumstances at any time prior to the consummation of the Merger (whether before or after the required stockholder votes of Limbach and the Company have been obtained). If the Merger Agreement is terminated pursuant to the provisions of the Merger Agreement, all further obligations of the parties thereunder will terminate without any liability of any party thereto, other than any obligation or liability arising from any prior willful breach by such party.

Indemnification

Except under limited circumstances, none of the Company, Limbach or any former Limbach equityholder will have any obligation following the closing to hold harmless and indemnify any party from and against any damages directly or indirectly suffered by such party relating to breaches of representations or warranties or breaches of covenants set forth in the Merger Agreement.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating each of such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

Voting Agreement

Under the Voting Agreement, FdG has agreed to vote its Limbach membership interests (a) in favor of approval of the Merger Agreement and the transactions contemplated thereby, (b) against any other proposal relating to an acquisition of or other business combination involving Limbach, including any alternative acquisition proposal and (c) against any other action that would reasonably be expected to interfere with or delay the consummation of the transactions contemplated by the Merger Agreement. The Voting Agreement will remain in effect until the earlier to occur of the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

A copy of the Voting Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference thereto.

Employment Agreement

The Employment Agreement providing for employment of Mr. Bacon as the chief executive officer and president of the Company will only become effective upon the consummation of the Business Combination.

Mr. Bacon’s employment agreement provides for an annual base salary of $600,000, subject to annual increases as determined by the Company’s board of directors. Mr. Bacon will be entitled, upon achieving certain performance goals to be determined by the board of directors, to an annual bonus in the amount determined by the board of directors not to exceed 100% of Mr. Bacon’s base salary. Mr. Bacon is also expected to be entitled to receive severance benefits if his employment is terminated either by the Company without “Cause,” as defined in the Employment Agreement, or by Mr. Bacon with “Good Reason,” as defined in the Employment Agreement, subject to execution of a full release in favor of the Company and its subsidiaries.

A copy of the Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Shares of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of Preferred Stock that may be issued in connection with the Merger Agreement will not be registered under the Securities Act in reliance upon the registration requirements as provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Additional Information About the Transaction and Where to Find It

In connection with the proposed business combination, the Company intends to file with the SEC a preliminary proxy statement/prospectus/information statement, which will be included in the Registration Statement. When completed, the Company will mail a definitive proxy statement/prospectus/information statement and other relevant documents to its stockholders in connection with its solicitation of proxies for the special meeting of stockholders to be held to approve the proposed business combination and related transactions. This Current Report on Form 8-K does not contain all the information that should be considered concerning the proposed business combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed business combination. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus/information statement, the amendments thereto, and definitive proxy statement/prospectus/information statement in connection with the Company’s solicitation of proxies for the special meeting to be held to approve the proposed business combination, as these materials will contain important information about Limbach, the Company and the proposed business combination. The definitive proxy statement/prospectus/information statement will be mailed to stockholders of the Company as of a record date to be established for voting on the merger and related transactions. Stockholders will also be able to obtain copies of the proxy statement/prospectus/information statement and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus/information statement, without charge, once available, at the SEC’s Internet site at http://www.sec.gov, or by directing a request to: 1347 Capital Corp., 150 Pierce Road, 6th Floor, Itasca, IL, attention: Hassan Baqar, 1-847-700-8064.

Participants in Solicitation

The Company and its directors and executive officers and Limbach and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement/prospectus/information statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which is available free of charge at the SEC web site (www.sec.gov) and at the address described above and will also be contained in the Registration Statement (and will be included in the definitive proxy statement/prospectus/information statement for the proposed business combination) when available.

Forward Looking Statements

This Current Report on Form 8-K may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company, Limbach and the combined company after completion of the proposed business combination, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed business combination (the “Merger Agreement”), (2) the outcome of any legal proceedings that may be instituted against the Company, Limbach or others following announcement of the Merger Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Limbach may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement/prospectus/information statement relating to the proposed business combination, including those under “Risk Factors” therein, and other filings with the SEC by the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Limbach undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated March 23, 2016, by and among Limbach Holdings LLC, 1347 Capital Corp., FdG HVAC LLC.
10.1	Voting and Lockup Agreement, dated as of March 25, 2016, by and between 1347 Capital Corp. and FdG HVAC LLC.
10.2	Employment Agreement, dated as of March 23, 2016, by and between 1347 Capital Corp. and Charles A. Bacon III.

*	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1347 capital corp.

By:	/s/ Hassan R. Baqar
Name: Hassan R. Baqar
Title: Chief Financial Officer, Secretary and Director

Dated: March 29, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated March 23, 2016, by and among Limbach Holdings LLC, 1347 Capital Corp., FdG HVAC LLC.
10.1	Voting and Lockup Agreement, dated as of March 25, 2016, by and between 1347 Capital Corp. and FdG HVAC LLC.
10.2	Employment Agreement, dated as of March 23, 2016, by and between 1347 Capital Corp. and Charles A. Bacon III.

*	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.